UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

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iMergent, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1303 North Research Way, Orem, Utah, 84097

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On January 20, 2009, the Court of Appeals of the State of California, Second Appellate District, Division six (the “Court”) entered an order (the “Order”) upholding the preliminary injunction against iMergent, Inc. and StoresOnline, Inc. (collectively, the “Company”) in the case entitled People of the State of California v. iMergent, Inc., et al., Case No. 56-2007-287557-CU-MC-VTA (the “Case”). The preliminary injunction requires the Company to register under the California Seller Assisted Marketing Plans Act (the “SAMP Act”) in order to engage in certain sales in the State of California. In the Case, the State of California also contends that the Company violated certain consumer protection laws and mailed solicitations which are in violation of California statutes.

The Court ruled that the SAMP Act was not unconstitutionally vague, and that temporary injunction was not “mandatory” thereby not staying the effect of the injunction during the litigation. A trial date has not been set regarding the demand for a permanent injunction and the other issues in the Case.

Under the terms of the temporary injunction, the Company is prohibited from engaging in sales with an initial required consideration exceeding $500 without first registering as a SAMP. The Company has contended that sales of its “Express” product do not violate the injunction or the SAMP Act. The Order does not address sales of the Company’s Express product.

The Company and the State of California are engaged in extensive settlement talks to attempt to enter a global settlement of all actions related to the Case.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description
99.1	Press release entitled, “iMergent Provides Update on California Action”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ ROBERT M. LEWIS
By: Robert M. Lewis, Chief Financial Officer
Date: January 21 , 2008